UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

deGoa Appointments

Effective December 14, 2020 (the “Effective Date”), Damian deGoa was appointed by the Board of Directors (the “8Board”) of Liquidia Corporation, a Delaware corporation (the “Company”), as the Company’s Chief Executive Officer and a Class III director, succeeding Neal F. Fowler, the Company’s former Chief Executive Officer and a Class III director, who retired from such positions effective on the Effective Date. A copy of the press release announcing Mr. deGoa’s appointments and equity grants, and Mr. Fowler’s concurrent retirement, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. deGoa’s appointments, on the Effective Date, Liquidia Technologies, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Liquidia Technologies”), and Mr. deGoa entered into an executive employment agreement (the “deGoa Employment Agreement”) pursuant to which Mr. deGoa is entitled to an annual base salary of $525,000 and is eligible to receive a discretionary annual cash bonus of up to 50% of his annualized base salary (the “Target Amount”), which cash bonus shall be prorated for 2020. Mr. deGoa’s base salary may be increased from time to time by the Board and, notwithstanding anything to the contrary, may also be reduced if the Board determines such reduction is necessary and justified by the Company’s financial condition and implements an equal percentage reduction in the base salaries of all of the Company’s executive officers, provided that such reduction will not be greater than 10% of his base salary. Moreover, Mr. deGoa is entitled to reimbursement of reasonable out-of-pocket costs of temporary housing, meals and transportation for up to 18 months after the Effective Date, subject to the terms and conditions in the Employment Agreement. In accordance with the employment practices in North Carolina, Mr. deGoa is employed by Liquidia Technologies on an at-will basis, meaning that either Liquidia Technologies or Mr. deGoa may terminate his employment at any time without giving advance notice.

On the Effective Date, pursuant to the deGoa Employment Agreement, Mr. deGoa was granted a nonstatutory stock option entitling the purchase up to 2,000,000 shares (the “Option”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), with an exercise price per share equal to the closing price of a share of Common Stock on the date of grant. The Option (i) is granted outside of the Company’s 2020 Long-Term Incentive Plan as an inducement material to his acceptance of employment with the Company, is subject to a nonstatutory stock option agreement (the “NSO Agreement”), and (ii) vests as follows: 25% of the shares of Common Stock underlying the Option will become vested and exercisable on December 14, 2021 and the balance of Option shares will become vested and exercisable in equal monthly installments over the following 36 months; provided, however, that, notwithstanding the foregoing vesting schedule, (x) 25% of the then-unvested shares of Common Stock underlying the Option will vest upon U.S. Food and Drug Administration (FDA) tentative approval of the Company’s New Drug Application for LIQ861 prior to June 30, 2022 and (y) 25% of the then-unvested shares of Common Stock underlying the Option will vest upon commercial availability of subcutaneous treprostinil with cartridge supplies sufficient to support the market for one year prior to December 31, 2021. Furthermore, upon a “Change in Control” (as defined in the NSO Agreement), 100% of the unvested portion of the Option shall become vested and exercisable as of the date of the Change in Control provided that Mr. deGoa is actively employed by Liquidia Technologies on such date. The Option was approved by the Compensation Committee of the Board in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4).

In the event Mr. deGoa’s employment is terminated without “Cause” or Mr. deGoa resigns from his employment for “Good Reason” (as such terms are defined in the deGoa Employment Agreement), then he will be entitled to receive, subject to his compliance with certain obligations: (a) salary continuation for 12 months (the “Severance Period”); (b) the bonus (if any) for any full performance period through which he continued to provide services, notwithstanding the employment requirement set forth in the Company’s Annual Cash Bonus Plan; (c) accelerated vesting of the number of shares of Common Stock subject to the Option that would have vested during the Severance Period as if Mr. deGoa was actively employed by Liquidia Technologies during the Severance Period; and (d) payment of that portion of the premiums required to continue his group healthcare coverage under the applicable provisions of the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) that exceeds the active employee rate, provided that he elects to continue and remains eligible for these benefits, until the earliest of (i) the close of the Severance Period, (ii) the expiration of his eligibility for the continuation coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. In the event Mr. deGoa’s employment is terminated for Cause or due to his death or “Disability” (as defined in the deGoa Employment Agreement) or Mr. deGoa resigns from his employment for any reason other than a resignation for Good Reason, he will not receive any severance compensation or benefits.

In the event Mr. deGoa’s employment is terminated without Cause or he resigns for Good Reason within 12 months following the effective date of a Change in Control (as defined in the deGoa Employment Agreement), then Mr. deGoa will be eligible to receive, subject to his compliance with certain obligations, the same severance benefits on the same conditions as if he had been terminated without “Cause”; provided, however, that (a) the Severance Period shall be increased to 18 months, (b) Mr. deGoa will receive a bonus paid at one and one-half times the Target Amount, (c) COBRA continuation coverage for 18 months and (d) 100% of the unvested portion of Mr. deGoa’s then-outstanding equity awards shall vest in the event his outstanding equity as of the closing of the Change in Control is assumed or continued by the surviving entity.

Mr. deGoa, age 42, served as Chief Executive Officer and a director of RareGen, LLC, a current wholly owned subsidiary of the Company (“RareGen”), from September 2018 until RareGen’s acquisition by the Company in November 2020. From December 2012 until September 2018, Mr. deGoa was the Managing Director of PBM Capital Group, LLC (“PBM Capital”) where he led several portfolio investments, divestments and operations. From April 2015 to April 2017, Mr. deGoa served as Chief Executive Officer of Breas Medical Group, a PBM Capital portfolio company which was acquired by Fosun Pharma in March 2017, and subsequently served as a director of Breas Medical Group from March 2017 to February 2020. Prior to joining PBM Capital, Mr. deGoa held various roles at Perrigo Company from August 2007 until December 2012, including Head of International Business Development, Divisional Finance Lead for Perrigo Company’s nutrition segment and Director of Corporate Development and Rx Business Development. Mr. deGoa holds a Bachelor of Arts in Economics and Philosophy from the University of Michigan and a Master’s in Business Administration in Finance from DePaul University. Mr. deGoa is qualified to serve on the Board due to his extensive and broad range of experience in business and healthcare product development, including previous commercial experience with treprostinil as Chief Executive Officer of RareGen. There are no family relationships between Mr. deGoa and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. deGoa was not appointed as Chief Executive Officer or as a Class III director pursuant to any arrangement or understanding between Mr. deGoa and any other person.

The description of the terms of the deGoa Employment Agreement and NSO Agreement are qualified in their entirety by the full text of the deGoa Employment Agreement and NSO Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Fowler Retirement

The Company, through Liquidia Technologies, is currently working to finalize a Severance Agreement and General Release with Mr. Fowler, the Company’s former Chief Executive Officer and Class III director, who retired effective on the Effective Date. Mr. Fowler has agreed to provide advice and assistance to the Company for a short period of time in order to support a smooth transition.

No disagreement with the Company caused, in whole or in part, Mr. Fowler’s retirement as a Class III director.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
10.1	Executive Employment Agreement, dated as of December 14, 2020, by and between Liquidia Technologies, Inc. and Damian deGoa.
10.2	Nonstatutory Stock Option Agreement, dated as of December 15, 2020, by and between Liquidia Corporation and Damian deGoa.
99.1	Press Release of Liquidia Corporation, dated December 14, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2020	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer